AMENDED AND RESTATED
                                     BY-LAWS

                                 CNE GROUP, INC.

                                    ARTICLE I

 Meetings of Stockholders

Section 1.1 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on such date and at such time and place within or without the State of Delaware as may be designated by the Board of Directors.

Section 1.2 Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, or the President to be held on such date and at such time and place within or without the State of Delaware as the Board of Directors, the Chairman of the Board or the President, whichever has called the meeting, shall direct. A special meeting of the stockholders shall be called by the Chairman of the Board or the President whenever stockholders owning at least 33% of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the Chairman of the Board or the President.

Section 1.3 Notice of Meeting. Written notice, signed by the Chairman of the Board, the President, or the Secretary or an Assistant Secretary, of every meeting of stockholders stating the purpose or purposes for which the meeting is called, and the date and time when, and the place where, it is to be held shall be given either personally or by mail, to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting, except as otherwise provided by statute. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Only such business may be conducted as is (i) specified in the written notice of meeting or (ii) brought before the meeting at the direction of the Board of Directors.

Section 1.3 Quorum. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except where proved otherwise by statute.

Section 1.5 Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present.




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Section 1.6 Voting. Directors shall be chosen in accordance with Section 2.2 thereof, and, except where otherwise provided by statute, all other questions shall be determined by a majority of the votes cast on such question.

Section 1.7 Proxies. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act, shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by his duly authorized attorney.

Section 1.8 Judges of Election. The Board of Directors may appoint Judges of Election to serve any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the Judges so appointed shall fail to attend, or refuse to be unable to serve, then such appointment may be made by the presiding officer at the meeting.


ARTICLE II

Board of Directors

Section 2.1 Number. The number of directors which shall constitute the whole Board of Directors shall be established from time to time by vote of the entire Board of Directors or by action of the stockholders but shall not be less than three (3) nor more than ten (10).

Section 2.2 Term of Office. Directors shall be classified by dividing them into three classes, each consisting as nearly as possible of an equal number of members. At each annual meeting of stockholders, one class of directors shall be elected by a majority of the votes cast to hold office for a term of three years, and until their successors are elected or until their resignation under the provisions of Section 2.7 hereof or their removal under the provisions of
Section 2.8 hereof, or their ineligibility under the provisions of Section 2.10 hereof.

Section 2.3 Chairman of the Board of Directors. At the first meeting of the Board of Directors at which a quorum thereof shall be present after the election of Directors at the annual meeting of stockholders, a Chairman of the Board of Directors shall be elected from the members thereof by a vote of the majority of those Directors present. The term of the Chairman of the Board of Directors shall be for one year except that he shall serve until his successor has been duly elected and qualified. The Chairman of the Board may be removed from the Chairmanship at any time, either with or without cause, by a vote of a majority of all the directors then in office. Such removal shall not affect his status as a member of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. By virtue of his office he shall be a member of the Executive Committee. He shall make reports to the directors and stockholders and shall perform all such other duties as are incident to his office or required of him by the Board of Directors and by the Executive Committee.

Section 2.4 Vacancies and Additional Directorships. If any vacancy shall occur among the directors by reason of death, resignation, removal or ineligibility, or as the result of an increase in the



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

number of directorships, the directors then in office shall continue to act and may fill any such vacancy by a vote of the directors then in office, though less than a quorum. Any director elected to fill a vacancy on the Board shall serve for the balance of the term of the replaced director.

Section 2.5 Meetings. A meeting of the Board of Directors shall be held for organization, for election of officers and for the transaction of such other business as may properly come before the meeting, within sixty (60) days after each annual election of directors. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meeting shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or any two (2) directors. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegram, radio or cable, telephone or delivered to him personally, not later than two (2) days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but unless otherwise required by statute, the Certificate of Incorporation of the Corporation or these By-Laws, need not state the purposes thereof.

Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing or by telegram, radio or cable.

Section 2.6 Quorum. One-third of the total number of members of the Board of Directors as constituted from time to time, but not less than three (3), shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting form time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or by these By-Laws.

Section 2.7 Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.8 Removal of Directors. At any special meeting of the stockholders, duly called as provided in these By-Laws, any director or directors including the Chairman of the Board may be removed from office only with the approval and the affirmative vote of the holders of not less than



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

60% of the voting power of the Corporation entitled to vote generally in the election of directors unless such removal is approved by a majority of Disinterested Directors (as defined in the Restated Certificate of Incorporation of the Corporation). At such meeting a successor or successors may be elected in the manner provided in Section 1.6; or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 2.4.

Section 2.9 Compensation of Directors. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.10 Age of Directors. No person shall be eligible to hold the office of director before he shall have attained the age of twenty-one years or after he has attained the age of seventy years.

Section 2.11 Super Majority Vote. Notwithstanding any thing to the contrary in these By-Laws, a supermajority vote of the Board of Directors shall be required to: (a) amend the certificate of incorporation which has a material financial impact on the Corporation, (b) authorize the issuance of shares of stock, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or
(c) fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series, or (d) adopt an agreement of merger or consolidation or (e) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, or (f) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (e) amend the bylaws of the Corporation or declare a dividend. A "Super Majority" means one more vote than a simple majority (e.g., five votes on a seven member Board or six votes on an eight member Board)."


ARTICLE III

Committees of the Board

Section 3.1 Executive Committees. There shall be an Executive Committee which shall consist of the Chairman of the Board, and not less than two other members of the Board of Directors, as may be fixed from time to time by the Board of Directors with respect to such Committee, which members shall be elected at the next regular meeting of the Board of Directors after the annual meeting of the stockholders, to serve for a period of one year, or until their successors shall be elected and qualify or until their removal from said Committee. The Board of Directors may elect such number of alternates from among the other members of the Board of Directors as it shall deem appropriate and any such alternate shall, upon designation of the Chairman of the Board or upon call by the Secretary, be authorized to act at any meeting for any absent regular member of such Committee. The Board of Directors at any meeting may fill any vacancy or vacancies on such Committee, whether created by death, resignation, removal, ineligibility, increase in the number of the members of such Committee or otherwise.



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

The Executive Committee shall have and may exercise the powers of the Board of Directors to the maximum extent provided by law during the intervals between meetings of the Board of Directors including, without limitation, the power to
(i) authorize the Seal of the Corporation to be affixed to all papers which may require a seal, (ii) declare a dividend, (iii) authorize the issuance of stock and (iv) adopt a Certificate of Ownership and Merger pursuant to Section 253 of the Delaware General Corporation Law.

Said Committee may adopt its own rules of procedure, elect their own respective Chairman, and may hold their respective meetings at such times and at such place or places as it may find convenient.

Section 3.2 Special Committees. The Board of Directors and Executive Committee shall have power to constitute and appoint such Special Committees from their members as in its judgment may be advantageous or desirable for the transaction of the business of the Corporation.

Section 3.3 Removal. Any member of any Committee may be removed at any time by the Board of Directors with or without cause.

Section 3.4 Compensation. Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation any other capacity and receiving compensation therefor.


 ARTICLE IV

 Officers

Section 4.1 Election. The elected officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer, a Secretary, and, at the discretion of the Board of Directors, one or more Vice Presidents and one or more Assistant Secretaries.

All elected officers except the Chairman of the Board shall hold office for one year and until their successors shall be elected and qualify or until their death, resignation or removal. The tenure of office by the Chairman of the Board is set forth in Article II hereof. One person may hold more than one office except that the offices of Chairman of the Board and Secretary or President and Secretary may not be held by the same person. A vacancy in any office may be filled for the unexpired term by the directors at any regular meeting of either the Board of Directors or by the Executive Committee at any regular meeting or at any special meeting of either the Board of Directors or the Executive Committee called for that purpose. The Chairman of the Board and the President shall be directors, but the other officers need not be directors.

The Board of Directors or the Executive Committee may from time to time appoint one or more Vice Presidents, one of whom may be designated as Executive Vice President, and one or more of whom may be designated as Senior Vice President or Senior Vice Presidents, and one or more of whom may be designated as First Vice President or First Vice Presidents, and one or more of w



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

hom may be designated as Assistant Vice President or Assistant Vice Presidents, who shall hold office at the pleasure of the Board of Directors, and shall perform such duties as may be designated by these By-Laws, or by the Board of Directors. The Board of Directors or the Executive Committee may also appoint a Comptroller who shall hold office at the pleasure of the Board of Directors and shall perform such duties as may be designated by the Board of Directors or Executive Committee.

The Chief Executive Office may from time to time appoint other officers who shall hold office at his pleasure and shall perform such duties as he may designate. Whenever in these By-Laws the terms Secretary shall be used, it shall be deemed to apply to the elected Secretary unless the context shall clearly otherwise indicate.

Section 4.2 Chairman of the Board. The Chairman of the Board shall be Chief Executive Officer of the Corporation and shall see that all resolutions of the Board and Committees are carried out.

Section 4.3 President. The President shall be a director. He shall be subject to the direction and supervision of the Chairman of the Board, exercise general supervision with respect to the operations of the Corporation and shall perform such specific executive and administrative duties as shall be assigned to him by the Chairman of the Board. In the absence or incapacity of the Chairman of the Board, he shall perform the duties of the Chairman of the Board.

Section 4.4 Vice Presidents. The Vice Presidents and each of them shall aid the Chairman of the Board, and the President, in their duties and advise with them regarding the general interests of the Corporation, and shall perform all such other duties as are incident to the office of Vice President, or required of them by the Chairman of the Board or the President. In the absence or incapacity of the Chairman of the Board and the President, the Board of Directors or the Executive Committee shall designate one of the Vice Presidents who shall discharge the duties of the President with the same force and effect as if performed by the President.

Section 4.5 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders, directors and committees, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect to do so any such notice may be given by any person thereunto directed by the Chairman of the Board, or by the President, or by the directors or stockholders upon whose requisition the meeting is called as provided in these By-Laws. He shall record or cause to be recorded all proceedings of the meetings of the stockholders and of the directors, and of the various committees. He shall have custody of the corporate seal, and shall affix the same to all instruments requiring it when authorized by the Board of Directors, the Chairman of the Board, the President or the Executive Committee. He shall perform such other duties as may be assigned to him from time to time by the Chairman of the Board or the President. If any additional Secretaries are appointed by the Board of Directors pursuant to the provision of Article IV,
Section 1, such Secretaries shall have the power to perform any or all of the duties of the elected Secretary and their actions in so doing shall be binding on the Corporation. They shall in addition perform such duties as may be assigned to them from time to time by the Chairman of the Board or the President.




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

Section 4.6 Assistant Secretaries. The Assistant Secretaries and each of them may in the absence of the Secretary, exercise the powers of the Secretary.

Section 4.7 Treasurer. Subject to the authority and control of the Board of Directors or of the Chairman of the Board, the Treasurer shall have supervision of the custody of the funds of the Corporation, and of all bonds, mortgages, notes, securities and other effects of the Corporation, and shall deposit the same or cause the same to be deposited to the credit of the Corporation in such depositories as may be designated by the Board of Directors or the Executive Committee. He shall have charge of the books of account and the accounting records and statements of the Corporation with respect to all of its business and affairs. He shall perform such other duties as may be assigned to him from time to time by the Chairman of the Board or the President.

Section 4.8 Removal. Any officer specifically designated in Section 4.1 except the Chairman of the Board may be removed at any time, either with or without cause, at any meeting of the Board of Directors by the vote of a Super Majority of all the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 4.1 may be removed, either with or without cause, by the Board of Directors at any meeting, by the vote of a majority of the directors present at such meeting, or by any superior officer or agent upon whom such power of removal shall be been conferred by the Board of Directors.

Section 4.9 Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-Laws for regular election or appointment to such office.


ARTICLE V

Indemnification of Officers, Directors, Employees and Agents

Section 5.1 This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation) by reason of the fact that he is or was a director, officer, employee or agent of this Corporation or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.



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Section 5.2 This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation and except that no indemnification shall be made in respect to a claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 5.3 To the extent that such director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1 and 5.2, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 5.4 Any indemnification under Section 5.1 and 5.2 (unless ordered by a court) shall be made by this Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.1 and 5.2. Such determination shall be made
(1) by the Board of Directors by a majority vote of quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

Section 5.5 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by this Corporation as authorized in this By-Law.

Section 5.6 The indemnification provided by this By-Law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.7 This Corporation, when authorized by the Board of Directors, shall purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, of is or was serving at the request of this Corporation as a director, officer,




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

employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not this Corporation would have the power to indemnify him against such liability under the provisions of this By-Law.

ARTICLE VI

Execution of Instruments and Deposit of Corporate Funds

Section 6.1 Execution of Instruments Generally. The Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

Section 6.2 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

Section 6.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

Section 6.4 Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President or a Vice President or by any other person or persons thereunto authorized by the Board of Directors.

ARTICLE VII

Record Dates

Section 7.1 In order that the Corporation may determine the stockholders entitled to notice of, or to vote at any meeting of stockholder or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any such action. Only those stockholders of record on the date so fixed shall be entitled to any of the


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

foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

ARTICLE VIII

Corporate Seal

Section 8.1 The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE IX

Fiscal Year

Section 9.1 The fiscal year of the Corporation shall be the calendar year.

ARTICLE X

Amendments

Section 10.1 With the exception of Sections 1.2, 2.1, 2.2, 2.4 and 2.8, all By-Laws of the Corporation may be amended, altered or repealed and new By-Laws may be made by the affirmative vote of the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote, cast at any annual or special meeting, or by the affirmative vote of a majority of the directors, cast at any regular or special meeting at which a quorum is present. Sections 1.2, 2.1, 2.2, 2.4 and 2.8 of these By-Laws may only be amended, altered or repealed by the affirmative vote of the holders of record of at least 60% of the outstanding shares of stock of the Corporation entitled to vote, cast at any annual or special meeting.




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